UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 7, 2019

Retractable Technologies, Inc.

(Exact name of registrant as specified in its charter)

Texas	001-16465	75-2599762
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

511 Lobo Lane, Little Elm, Texas	75068-5295
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (972) 294-1010

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR  240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	RVP	NYSE American

Item 5.07 - Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Shareholders of Retractable Technologies, Inc. was held on May 7, 2019.  Abstentions are considered present for purposes of calculating the vote but are not considered to have been voted in favor of the matters voted upon, and broker non-votes are not considered present for purposes of calculating the votes.

The final voting results are as follows:

Proposal 1: The Election of Three Class 1 Directors

All Directors nominated by the Board of Directors were elected.

	Votes For	Votes Withheld	Abstentions and Broker Non-Votes
CLASS 1 DIRECTORS
Marco Laterza	20,260,075	322,008	0
Darren E. Findley	20,265,333	316,750	0
Amy Mack	20,268,733	313,350	0

Proposal 2: The Advisory Vote to Approve Executive Compensation

The shareholders approved, on an advisory, non-binding basis, the compensation of Retractable Technologies, Inc.’s named executive officers by the votes set forth in the table below:

For	Against	Abstain	Broker Non-Votes
20,227,540	337,229	17,314	0

Proposal 3: The Advisory Vote on the Frequency of Future Executive Compensation Advisory Votes

The shareholders voted, on an advisory, non-binding basis, on the frequency of future executive compensation advisory votes and the results of such vote are set forth in the table below:

1 Year	2 Years	3 Years	Abstain	Broker Non- Votes
1,476,927	59,651	18,935,001	110,504	0

Based on the results of this vote, Retractable Technologies, Inc. will include a shareholder vote on executive compensation in its proxy materials every three (3) years until the next required vote on the frequency of such a vote is held.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATE:	May 9, 2019	RETRACTABLE TECHNOLOGIES, INC.
(Registrant)

		BY:	/s/ JOHN W. FORT III
JOHN W. FORT III
VICE PRESIDENT, CHIEF FINANCIAL OFFICER, AND CHIEF ACCOUNTING OFFICER